FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               PROCOREGROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            California                                         33-0563989
-------------------------------                       --------------------------
(State or other jurisdiction of                       (I.R.S. Employer Identifi-
 incorporation or organization)                             cation Number)


          2250 Warrensville Center Road, University Heights, Ohio 44118
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices)  (Zip Code)

                         2003 Advisor Compensation Plan
--------------------------------------------------------------------------------
                            (Full Title of the plan)

                              Dr. Bashruddin Usama
          2250 Warrensville Center Road, University Heights, Ohio 44118
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (888) 370-9654
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------

 Title of                                              Proposed
securities                         Proposed             maximum
  to  be         Amount to be  maximum offering   aggregate offering       Amount of
registered        registered    price per share          price          registration fee
----------        ----------    ---------------          -----          ----------------

Common Stock(1)     2,506,000  $            .445  $         1,115,170  $     90.21(2)(3)
----------------------------------------------------------------------------------------

(1)  Includes  reoffers.

(2)  Estimated  solely  for  purposes  of  determining  the  registration  fee.

(3) The registration fee is based upon the average of the closing bid and ask prices of the Common Stock on December 9, 2003, as Board. reported on the OTC Bulletin See Rule 457(c).

                                  AN S-8 FILING
                                TABLE OF CONTENT

PART  1

INFORMATION REQUIRED IN SECTION 10 (A)  PROSPECTUS  1

ITEM  1.    PLAN INFORMATION


GENERAL  information                                1
The Company                                         1
Purpose                                             1
Common Stock                                        1
The Consultant                                      1
No Restrictions on Transfer                         1
Restrictions on Resales                             2

DOCUMENTS INCORPORATED & ADDITIONAL INFORMATION     2

PART  11.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT  3


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE   3


Item 4.  DESCRIPTION OF SECURITIES                  3

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL      3

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS  3

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED        3

Item 8.  EXHIBITS                                   4

Item 9   UNDERTAKINGS                               4

EXHIBIT INDEX                                       5

                                   PROSPECTUS



                              PRO CORE GROUP, INC.


                     Up to 2,506,000 Shares of Common Stock

                Offered or Reoffered by Means of this Prospectus


     Selling shareholders will offer their shares through the OTC Bulletin Board or through NASDAQ, or a national securities exchange if the common stock is then listed on NASDAQ or an exchange or they may sell in off-market transactions. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which restricts sales in any three-month period to the greater of 1% of the total outstanding common stock or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale.

     The distribution of the Shares by the selling shareholders may be effected from time to time by underwriters who may be selected by the selling stockholders and one or more other broker-dealers in one or more transactions. It is expected that persons effecting transactions will be paid the normal and customary commissions for market transactions.

                              AVAILABLE INFORMATION

     ProCoreGroup, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of the Company's annual report on Form 10-KSB for the year ended December 31, 2002, and its quarterly reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and its Current Reports on Form 8-K dated June 18, 2003 (three separate Current Reports dated this date) and December 10, 2003, together with all subsequently filed reports and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, New York, New York 10048, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549, during regular business hours, or from the Commission web site at http://www.sec.gov.

                              SELLING STOCKHOLDERS

     The following table sets forth for each of the Selling Shareholders such person's ownership of shares as of the date of this Prospectus, the number of shares to be issued to and offered by each person, and the percentage held after the offering. Messrs. Harper and Usama currently own only shares of Convertible Preferred Stock convertible into the number of common shares set forth in the first column of the table.

                       Number of Shares    Number of Shares       Percentage
Employee/Consultant       Now Owned      to be issued and sold  After Offering
---------------------  ----------------  ---------------------  ---------------
Dr. Bashiruddin Usama         3,289,474          750,000              50%
Dr. Charles W. Harper         1,210,526          750,000              18%
Peter Van Brunt                                  500,000
John Ballard                                     200,000
Teena Martin                                     100,000
Jehu Hand                                          6,000               -
Richard Britt                                    200,000

     Total Issuance                            2,506,000              68%

     Information with respect to selling shareholders shall be supplemented at such time as the identity as shareholders selling "control" or "restricted" securities become known.

     The shares described above will be issued under the Advisor Compensation Plan. This plan is not formalized in any written document other than consulting agreements pursuant to which the above shares are to be issued since pursuant to California law, shares cannot be issued for future services, no shares shall be issued until the services have been rendered. The services rendered under the Advisor Compensation Plan will not be in connection with the offer or sale of securities in a capital raising transaction.

                     INFORMATION WITH RESPECT TO THE COMPANY

     This Prospectus is accompanied by the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and
September 30, 2003, and its Current Reports on Form 8-K dated June 18, 2003 (three separate Current Reports) and December 10, 2003, or the latest Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB or Current Reports on Form 8-K filed subsequent thereto. These Annual and Quarterly Reports as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus and may be obtained, without charge, upon the oral or written request of any person to the Company at 2250 Warrensville Center Road, University Heights, Ohio 44118, telephone (888) 370-9654.

(3)                                 PART  II


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Registrant incorporates the following documents by reference in the registration statement:

     (a) The Company's Annual Report on Form 10-KSB filed for the year ended December 31, 2002, the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and its Current Reports on Form 8-K dated June 18, 2003(three separate Current Reports) and December 10, 2003.

     All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents but prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration
Statement  and  to  be  a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

     The Company has authorized 750,000,000, .001 par value, shares of common stock and 10,000,000, no par value, shares of preferred stock. Each holder of common stock has one vote per share on all matters voted upon by the shareholders. The voting rights are noncumulative so that shareholders holding more than 50% of the outstanding shares on common stock are able to elect all members of the Board of Directors. There are no preemptive rights or other rights of subscription.

     Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the Company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.

     On November 15, 2003 the Board of Directors requested shareholders holding at Least a majority of the Company's issued and outstanding common stock to approve the following proposed amendments; first to approve an amendment to the Company's articles of incorporation to increase the number of authorized shares of stock of the Company from 90,000,000 to 750,000,000; second, to approve a reverse split of the Company's common stock; third, to change the name of the Company to ProCoreGroup, Inc.; and to change the trading symbol of the Company to PCRG. This registration statement reflects all these changes.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

     Mr. Jehu Hand, an officer and shareholder of Hand & Hand, a professional corporation, will receive 6,000 shares issued hereunder. This firm will render a legal opinion on the shares offered hereby.

Item 6.   Indemnification of Officers and Directors
          -----------------------------------------

     The California Corporation Code provides for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

     Article VI of Pro Core Group's Bylaws authorizes Pro Core Group to indemnify any current or former director, officer, employee, or agent of Pro Core Group, or a person serving in a similar post in another organization at the request of Pro Core Group, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the California Corporation's Code, public policy or other applicable law. Section 317 of the California Corporation's Code authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) rising under the 1933 Act.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

     The Company expects to issue shares for advisory services rendered to a limited number of persons. These sales will be made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale."

Item 8.   Exhibits
          --------

4.        Instruments defining the rights of security holders.

          4(1) Form of Consulting Agreement with schedule of details.

5.        Opinion of Hand & Hand, consent included.

23.1 Consent of Hand & Hand (included in the firm's opinion filed as Exhibit 5).

23.2      Consent of Accountants.

Item 9.   Undertakings
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To  reflect  in  the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To  include  any  material  information  with respect to the plan  of  distribution  not  previously  disclosed  in  the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.
                                       (3)

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of University Heights, Ohio, on December 10, 2003.

                                       PROCOREGROUP, INC.


                                       By:  /s/  Dr. Bashruddin Usama
                                            ------------------------------------
                                            Dr. Bashruddin Usama
                                            President


     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities indicated on December 10, 2003.


/s/  Dr.  Bashruddin  Usama.             President,  Secretary  and  Director
----------------------------
Dr.  Bashruddin  Usama


/s/  Charles W. Harper               Treasurer and Director (Principal Financial
----------------------------
and  Accounting  Officer
Charles  W.  Harper